Exhibit 99.1

PHP Ventures Acquisition Corp. Confirms Funding to Extend Period to Consummate Initial Business Combination

Miami Beach, Florida – PHP Ventures Acquisition Corp. (NASDAQ: PPHPU, PPHP, PPHPR, PPHPW), a special purpose acquisition company (the “Company”), announced that it caused to be deposited $4,770.70 into the Company’s trust account for its public stockholders, allowing the Company to extend the period of time it has to consummate its initial business combination by one month—from November 16, 2024 to December 16, 2024 (the “Extension”). This Extension is permitted under the Company’s governing documents.

About PHP Ventures Acquisition Corp.

The Company is a blank check company incorporated in the State of Delaware on April 13, 2021. The Company was formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities (“Business Combination”). The Company is led by its Chief Executive Officer, Marcus Choo Yeow Ngoh.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements, including those set forth in the Risk Factors section of the Company’s proxy statement filed on August 12, 2024, as amended, with the Securities and Exchange Commission (“SEC”) and the related registration statement on Form S-4 filed on September 27, 2023 by Modulex Modular Buildings PLC. Copies are available on the SEC’s website, www.sec.gov. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any statement is based.

Contact:

MZ Group

Chris Tyson

+1 (949) 492-8235

PPHP@mzgroup.us